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                                                                       EXHIBIT 5


                                             November 13, 1996



MDL Information Systems, Inc.
14600 Catalina Street
San Leandro, California  94577

                  Re: MDL Information Systems, Inc. (the "Company") Registration Statement for Offering of 850,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 850,000 shares of Common Stock under the Company's 1993 Stock Option and Restricted Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1993 Stock Option and Restricted Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,



                                             Gunderson Dettmer Stough Villeneuve
                                             Franklin & Hachigian, LLP